EXHIBIT E (iii)

USAA Investment Management Company
9800 Fredericksburg Road
San Antonio, TX  78288


Gentlemen:

     Pursuant to paragraph 12 of the Underwriting Agreement dated as of June 25, 1993, as amended, between USAA Mutual Funds Trust (the Trust), formerly known as USAA State Tax-Free Trust, and USAA Investment Management Company (the Underwriter), please be advised that the Trust has established thirty-seven new series of its shares (each a New Fund and collectively the New Funds) as set forth below:

--------------------------------------------------------------------------------
           Aggressive Growth Fund                      Long-Term Fund
           Balanced Strategy Fund                     Money Market Fund
            Capital Growth Fund                     Nasdaq-100 Index Fund
            California Bond Fund                     New York Bond Fund
        California Money Market Fund             New York Money Market Fund
         Cornerstone Strategy Fund            Precious Metals and Minerals Fund
           Emerging Markets Fund                     S&P 500 Index Fund
         Extended Market Index Fund               Science & Technology Fund
          First Start Growth Fund                   Short-Term Bond Fund
                 GNMA Trust                            Short-Term Fund
           Growth & Income Fund                      Small Cap Stock Fund
       Growth and Tax Strategy Fund             Tax Exempt Money Market Fund
                Growth Fund                      Treasury Money Market Trust
       High-Yield Opportunities Fund             Total Return Strategy Fund
             Income Stock Fund                           Value Fund
                Income Fund                          Virginia Bond Fund
        Intermediate-Term Bond Fund              Virginia Money Market Fund
           Intermediate-Term Fund                     World Growth Fund
             International Fund
--------------------------------------------------------------------------------

     Please be further advised that the Trust desires to retain the Underwriter to sell and distribute shares of the New Funds and to render other services to the New Funds as provided in the Underwriting Agreement.

     Please state below whether you are willing to render such services as provided in the Underwriting Agreement.

                                            USAA MUTUAL FUNDS TRUST



Attest:                                  By:
         ----------------------------       ------------------------------------
         Mark S. Howard                     Christopher W. Claus
         Secretary                          President


Date:  As of August 1, 2006


         We are willing to render services to the New Funds as set forth in the Underwriting Agreement.

                                            USAA INVESTMENT MANAGEMENT COMPANY



Attest:                                  By:
         -----------------------------      -----------------------------------
         Eileen M. Smiley                   Clifford A. Gladson
         Assistant Secretary                Senior Vice President


Dated:  As of August 1, 2006